DOCUMENT SECURITY SYSTEMS, INC.

SUBSCRIPTION AGREEMENT

NONE OF THE SECURITIES OFFERED PURSUANT TO THIS SUBSCRIPTION AGREEMENT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY U.S. STATE OR ANY FOREIGN JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. SUCH UNITS, THE SHARES OF COMMON STOCK THAT COMPRISE A PART OF THE UNITS, THE WARRANTS THAT COMPRISE A PART OF THE UNITS AND THE SHARES ISSUABLE UPON EXERCISE OF SUCH WARRANTS MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED TO ANY PERSON AT ANY TIME IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERNG SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT NECESSSARY.

INVESTMENT IN THE COMPANY IS HIGHLY SPECULATIVE AND INVOLVES SUBSTANTIAL RISK, INCLUDING, BUT NOT LIMITED TO THE RISKS SET FORTH IN THE SECTION ENTITLED “RISK FACTORS” IN THE PRIVATE OFFERING MEMORANDUM ATTACHED HERETO. YOU SHOULD READ THE PRIVATE OFFERING MEMORANDUM CAREFULLY BEFORE INVESTING.

This Subscription Agreement (this “Subscription Agreement”) is entered into on December ___, 2006, by and between DOCUMENT SECURITY SYSTEMS, INC., a New York corporation (the “Company”), and _______________, an individual or entity (“Subscriber”). As used herein, the Company and Subscriber are individually and respectively referred to as a “Party” and collectively as the “Parties.” Terms not otherwise defined herein shall have the meanings ascribed to them in the Private Offering Memorandum attached hereto as Exhibit A (the “Private Offering Memorandum”).

1. Subscription.

Subscriber subscribes for and offers to purchase, and the Company agrees to issue and sell, an equity interest in the Company (the “Units”), entitling Subscriber to the rights of Subscribers described in the Private Offering Memorandum for a purchase price equal to the amount set forth on the signature page below (the “Investment Amount”), subject to the terms and conditions set forth herein.

2. Investment Amount; Escrow Funds.

(a) Deliveries Upon Signing. Simultaneous with the execution of this Subscription Agreement, Subscriber shall execute and deliver to Placement Agent an Investor Questionnaire substantially in the form of Exhibit B hereto (the “Investor Questionnaire”).

(b) Payment of Investment Amount. Concurrent with the execution of this Subscription Agreement, Subscriber shall transmit a wire transfer or check to the escrow agent (the “Escrow Agent”) designated in the Escrow Agreement substantially in the form of Exhibit C hereto (the “Escrow Agreement”) in an amount equal to such Subscriber’s Investment Amount in accordance with the instructions for the Escrow Agent set forth in the Escrow Agreement. For purposes of this Agreement, “Payment” shall mean Subscriber’s implementation of such wire transfer or receipt by Escrow Agent of the bank check. Subscriber funds deposited into the Escrow Account will be maintained separate and apart from funds of the Company. The Parties hereby agree that Subscriber shall not be deemed to have purchased the Units until the Company shall have provided a Closing Notice (as defined herein).

(c) Closing. At any time on or prior to March 12, 2007, the Company, at the Company’s sole discretion, may elect to accept the subscription of the Subscriber. The Company’s acceptance of the subscription shall be effective upon the Company’s transmitting a notice to the Subscriber according to the notice information for the Subscriber set forth herein informing the Subscriber of such acceptance (“Closing Notice”). The Company shall use commercially reasonable efforts to effect a closing within 21 days after the Company has obtained executed Subscription Agreements with an aggregate Investment Amount of at least $1,500,000.

(d) Trigger for Return of Investment Amount. If by March 12, 2007, the Company has failed to obtain executed Subscription Agreements with an aggregate Investment Amount of at least $1,500,000, then the Company shall instruct the Escrow Agent to return to the Subscriber an amount equal to the Subscriber’s Investment Amount to the Subscriber pursuant to the terms set forth in the Escrow Agreement. In the event that the Company has provided Closing Notice to the Subscriber and is nonetheless obligated to return funds to Subscriber pursuant to this Section 2(d), the Subscriber shall be deemed to have authorized the Company to take all steps necessary to terminate Subscriber’s Units in the Company and Subscriber shall execute any documents provided by the Company to effect such termination. If the Company does not accept the subscription of the Subscriber within 45 days after Subscriber’s Payment, Subscriber may, at Subscriber’s sole discretion, provide written notice to the Company to return Subscriber’s payment (the “Return Notice”). The Company shall, within 3 business days of receipt of the Return Notice, instruct Escrow Agent to return the Subscriber’s Payment to Subscriber.

3. The Offering.

Subscriber understands that the details of the offering (the “Offering”) are set forth in the Private Offering Memorandum. The Offering will terminate on, or prior to, March 12, 2007, subject to extension and/or modification in the sole discretion of the Company, and may be extended or modified without notice as described in the Private Offering Memorandum.

Subscriber understands that this Subscription Agreement is not binding upon the Company unless and until such time as (i) payment of the Investment Amount is transferred from the Escrow Account, and clears and is credited to the Escrow Agent’s bank account, and (ii) the Company accepts Subscriber’s subscription in writing (the “Closing Date”).

Subscriber acknowledges that the Company reserves the right, in its sole discretion, to accept or reject any Subscription Agreement.

Subscriber acknowledges that Subscriber has received, read, understands and is familiar with this Subscription Agreement, any attachments, including but not limited to the Private Offering Memorandum and all such information provided by the Placement Agent, if any, and together with any other filed regulatory documents (collectively “Offering Material”), and Subscriber further acknowledges that Subscriber has not relied upon any information concerning the Offering, written or oral, other than those contained in this Subscription Agreement and the Offering Material. Subscriber further understands that any other information or literature, regardless of whether distributed prior to, simultaneously with, or subsequent to, the date of this Subscription Agreement shall not be relied upon by Subscriber in determining whether to make an investment in the Units and Subscriber expressly acknowledges, agrees and affirms that Subscriber has not relied upon any such information or literature in making Subscriber’s determination to make an investment in the Units and that Subscriber understands that, except as otherwise provided herein, the Company is under no obligation to (and that Subscriber does not expect it to) update, revise, amend or add to any of the information heretofore furnished to Subscriber.

4. Representations and Warranties of Subscriber.

(a) In order to induce the Company to accept Subscriber’s subscription, Subscriber further represents and warrants to the Company, its Affiliates, as defined in the Securities Act of 1933 (the “Securities Act”), and counsel to the Company (the “Company’s Counsel”), and their respective agents and representatives as follows:

1.
SUBSCRIBER HAS READ THE PRIVATE OFFERING MEMORANDUM AND EXAMINED THE RISK FACTORS SET FORTH THEREIN, AND UNDERSTANDS THE SPECULATIVE NATURE OF AND SUBSTANTIAL RISK INVOLVED IN INVESTMENT IN THE COMPANY.

2.
If Subscriber has chosen to do so, Subscriber has been represented by such legal and tax counsel and other professionals, each of whom has been personally selected by Subscriber, as Subscriber has found necessary to consult concerning the purchase of the Units, and such representation has included an examination of all applicable documents and an analysis of all tax, financial, and securities law aspects thereof deemed to be necessary. Subscriber, together with Subscriber’s counsel, Subscriber’s advisors, and such other persons, if any, with whom Subscriber has found it necessary or advisable to consult, have sufficient knowledge and experience in business and financial matters to evaluate the information set forth in this Subscription Agreement and in the Offering Material and the risks of the investment and to make an informed investment decision with respect thereto. Further, Subscriber has been given the opportunity for a reasonable time period prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of the Offering and other matters pertaining to this investment and has been given the opportunity for a reasonable time period prior to the date hereof to verify the accuracy of the Company’s information.

3.
With respect to the United States federal, state and foreign tax aspects of Subscriber’s investment, Subscriber is relying solely upon the advice of Subscriber’s own tax advisors, and/or upon Subscriber’s own knowledge with respect thereto.

4.	Subscriber has not relied, and will not rely upon, any information with respect to this offering other than the information contained herein and in the Offering Material.

5.
Subscriber understands that no person has been authorized to make representations or to give any information or literature with respect to this offering that is inconsistent with the information that is set forth herein and in the Offering Material.

6.
Subscriber understands that, other than as provided herein and in the Offering Materials, no covenants, representations, or warranties have been authorized by or will be binding upon the Company, with regard to this Subscription Agreement, the performance of the Company or any expectation of investment returns, including any representations, warranties or agreements contained or made in any written document or oral communication received from or had with the Company, its Affiliates, Company Counsel or any of their respective representatives or agents. Subscriber has not relied upon any information or representation that may be or have been made or given except as permitted under this paragraph.

7.
Subscriber understands that the Offering has not been, and it is not anticipated that the same will be, registered under the Securities Act, or pursuant to the provisions of the securities or other laws of any other applicable jurisdictions, but is being made in reliance upon the provisions of Section 4(2) and/or 4(6) of the Securities Act and/or Regulation D and the other rules and regulations promulgated thereunder, and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in securities to be made hereunder. Subscriber is fully aware that the Units subscribed for by Subscriber are to be sold to Subscriber in reliance upon such safe harbor based upon Subscriber’s representations, warranties, and agreements as set forth herein. Subscriber is fully aware of the restrictions on sale, transferability and assignment of the Units (including the shares of Common Stock and the Warrants that comprise the Units, and the shares of Common Stock issuable upon exercise of such Warrants), and that Subscriber must bear the economic risk of Subscriber’s investment herein for an indefinite period of time because the offering has not been registered under the Securities Act and, therefore, the Securities cannot be offered or sold unless such offer is subsequently registered under the Securities Act or an exemption from such registration is available to Subscriber.

8.	Subscriber is an “accredited investor” (as defined in Rule 501 of Regulation D promulgated under the Securities Act).

9.
Subscriber’s execution and delivery of this Subscription Agreement has been duly authorized by all necessary action and all necessary consents have been obtained. Subscriber has no present intention to sell, distribute, pledge, assign, or otherwise transfer the Units (including the shares of Common Stock and the Warrants that comprise the Units, and the shares of Common Stock issuable upon exercise of such Warrants), which Subscriber acquires pursuant to this offering. Subscriber is making the investment hereunder solely for Subscriber’s own account and not for the account of others and for investment purposes only and not with a view to or for the transfer, assignment, resale or distribution thereof, in whole or in part. Subscriber has no present plans to enter into any such contract, undertaking, agreement, or arrangement.

10.
Except as provided in Section 2(c), Subscriber agrees that Subscriber will not cancel, terminate or revoke this Subscription Agreement, which has been executed by Subscriber, and that this Subscription Agreement shall survive any sale, assignment or other transfer of control over, or of all or substantially all of Subscriber’s assets or business and Subscriber’s bankruptcy, except as otherwise provided pursuant to the laws of any applicable jurisdiction.

11.
Subscriber has substantial investment experience and is familiar with investments of the type contemplated by this Subscription Agreement. Subscriber confirms that although one of Subscriber’s motivations for investing in the Company is to derive economic benefits therefrom, Subscriber is aware that purchase of the Units is a speculative investment involving a high degree of risk and there is no guarantee that Subscriber will realize any gain from Subscriber’s investment or realize any tax benefits therefrom and Subscriber is further aware that Subscriber may lose all or a substantial part of Subscriber’s investment. Subscriber understands that there are substantial restrictions on the transferability of, and there is no existing public market for, the Units (including the Warrants that are included in the Units) and it may not be possible to liquidate an investment in the Units (including the shares of Common Stock and the Warrants that comprise the Units, and the shares of Common Stock issuable upon exercise of such Warrants). Subscriber affirms that Subscriber acknowledges that this investment is highly speculative, involves a high degree of risk and, accordingly, Subscriber can afford to lose the entire investment.

12.
The address set forth herein is Subscriber’s true and correct address and Subscriber has no present intention of becoming a resident of any other country, state, or jurisdiction prior to, or after, Subscriber’s purchase of the Units.

13.
Subscriber understands the meaning and legal consequences of the foregoing representations and warranties, which are true and correct as of the date hereof and will be true and correct as of the date of Subscriber’s purchase of the Units subscribed for herein. Each such representation and warranty shall survive such purchase.

14.
Subscriber acknowledges and agrees that it shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty made by Subscriber that the Company, its Affiliates, the Company’s Counsel and their respective agents or representatives knew or had reason to know that any such covenant, representation or warranty in this Subscription Agreement or furnished or to be furnished to the Company by Subscriber contained untrue statements. The foregoing shall survive any investigation of Subscriber’s representations and warranties in this Subscription Agreement made by the Company, its Affiliates, the Company’s Counsel and their respective agents or representatives.

15.
No representation or warranty that Subscriber has made in this Subscription Agreement, or in a writing furnished or to be furnished pursuant to this Subscription Agreement, contains or shall contain any untrue statement of fact, or omits or shall omit to state any fact which is required to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

16.
Subscriber has full right, power, and authority to execute and deliver this Subscription Agreement and to perform Subscriber’s obligations hereunder. This Subscription Agreement has been duly authorized, executed and delivered by or on behalf of Subscriber and is a valid, binding and enforceable obligation of Subscriber, enforceable against Subscriber in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting creditors’ rights generally and to general equity principles.

17.
The execution and delivery of this Subscription Agreement by Subscriber will not result in any violation of, or be in conflict with, or result in the default of, any term of any material agreement or instrument to which Subscriber is a party or by which Subscriber is bound, or of any law or governmental order, rule or regulation which is applicable to Subscriber.

18.
Subscriber is duly and validly organized, validly existing and in good tax and corporate standing as a corporation under the laws of the jurisdiction of its incorporation with full power and authority to purchase the Units to be purchased by it and to execute and deliver this Subscription Agreement.

19.
To Subscriber’s knowledge, except for the Placement Agent, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Subscriber directly with the Company without the intervention of any person or entity in such manner as to give rise to any valid claim by any person or entity against Subscriber or the Company for a finder’s fee, brokerage commission or similar payment. To the extent Subscriber becomes aware of an additional claim to such fees, commission or payments, other than to Placement Agent, Subscriber shall promptly provide the Company with notice of such claim. To the extent any person or entity claims to be entitled to a finder’s fee, brokerage commission, or similar payment in connection with the transactions contemplated hereby, Subscriber shall be liable for all such fees and expenses related thereto to the extent any such claims relate to acts or omissions of Subscriber or to this transaction. In the event a payment is payable by the Company to any broker, finder, agent or other person, other than to Placement Agent, in connection with Subscriber’s investment in the Company, such payment shall be deducted from the amount paid by Subscriber in connection with this Agreement.

5. Legend.

Any certificate representing Subscriber’s interest in the Company shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS IN WHICH THE TRANSFEROR PROVIDES THE COMPANY WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION IS NOT NECESSSARY.

6. Indemnification by Subscriber.

Subscriber hereby agrees to indemnify and hold harmless the Company, its Affiliates, the Company’s Counsel, Placement Agent and their respective officers, directors, employees, agents and representatives, from any and all damages, losses, costs, and expenses (including reasonable attorneys’ fees to collect such amount of damages, losses, costs, expenses) which they, or any of them, may incur by reason of Subscriber’s failure to fulfill any of the terms and conditions of this Subscription Agreement or by reason of Subscriber’s breach of any of Subscriber’s representations and warranties contained in this Subscription Agreement.

7. Confidential Information.

For purposes of this Agreement, the term “Confidential Information” will mean and refer to any information, technical data or know-how, patentable and un-patentable, including, but not limited to, software, machinery, research, product plans, product services, customer lists, marketing materials, developments, inventions, process designs, finances, or other trade secrets of the Company or similar items relating to the Company’s business and litigation activities, or that of any supplier, customer or prospective customer, which Confidential Information is designated in writing to be confidential or proprietary, or if given orally, to Subscriber under circumstances reasonably demonstrating or suggesting the confidential or proprietary nature of such information. The restrictions in this Section shall not apply to information, which (i) prior to or after the time of disclosure becomes part of the public knowledge or literature, not as a result of any inaction or action of Subscriber; (ii) must be delivered in response to a valid order by a court or governmental body, (iii) became or becomes generally available to the recipient on a non-confidential basis from a source other than the Company; or (iv) is approved by the Company, in writing, for release. Subscriber covenants and agrees not to use any Confidential Information for Subscriber’s own use or benefit (directly or indirectly), or for the benefit of any party other than Company. Subscriber may not disclose Confidential Information to third parties except employees, consultants, or professional advisers of the Company in connection with Company business who are required to have the information in order to carry out their duties for the Company. Subscriber agrees that it will take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of the Company in order to prevent the Confidential Information from falling into the public domain or the possession of persons other than those persons authorized hereunder to have such information, which measures shall include the highest degree of care that Subscriber uses to protect Subscriber’s own Confidential Information of a similar nature. Subscriber agrees to immediately notify the Company in writing of any misuse or misappropriation of the Confidential Information, which may come to Subscriber’s attention. All proceeds from a misuse or disclosure of the Company’s Confidential Information will be recoverable from Subscriber responsible for such misuse or disclosure, which Subscriber shall be liable to the Company to the fullest extent of the law.

8.  General Provisions.

(a) Headings. The headings contained in this Subscription Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Subscription Agreement.

(b) Enforceability. If any provision, which is contained in this Subscription Agreement, for any reason, should be held to be invalid or unenforceable in any respect under the laws of any State of the United States or any other jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Subscription Agreement. Instead, this Subscription Agreement shall be construed as if such invalid or unenforceable provisions had not been contained herein.

(c) Notices. Any notice or other communication required or permitted hereunder (“Notice”) must be in writing and sent by either (i) registered or certified mail, postage prepaid, return receipt requested, (ii) overnight delivery with confirmation of delivery, or (iii) confirmed facsimile transmission, in each case addressed as follows:

To the Company:	Document Security Systems, Inc. Attn: Chief Executive Officer 28 East Main Street Suite 1525 Rochester, NY 14614 Facsimile No: (585) 325-2977

To Subscriber:	_________________________ _________________________ _________________________ Attention: _________________ Facsimile No: _______________

or in each case to such other address and facsimile number as shall have last been furnished by like Notice. If mailing by registered or certified mail is impossible due to an absence of postal service, and if the other methods of sending Notice set forth in this Section 8 are not otherwise available, Notice shall be in writing and personally delivered to the aforesaid addresses. Each Notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any Notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile.

(d) Governing Law; Disputes. This Subscription Agreement shall in all respects be construed, governed, applied and enforced with the laws of the State of New York without giving effect to the principles of conflicts of laws. The Parties hereby consent to and irrevocably submit to personal jurisdiction over each of them by the applicable State or Federal Courts of the State of New York, County of Monroe, in any action or proceeding, irrevocably waive trial by jury and personal service of any and all process and other documents and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with this Section 8.

(e) Further Assurances. The Parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions, which are reasonably required to effectuate this Subscription Agreement and the intents and purposes hereof.

(f) Binding Agreement. This Subscription Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

(g) Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Subscription Agreement shall be deemed to have been made unless expressly set forth in writing and signed by the Party against whom such waiver is charged; and, (i) the failure of any Party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Subscription Agreement or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions; (ii) the acceptance of performance of anything required by this Subscription Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure; and, (iii) no waiver by any Party of one breach by another Party shall be construed as a waiver with respect to any other or subsequent breach.

(h) Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i) Entire Agreement. The Parties have not made any representations, warranties, or covenants with respect to the subject matter hereof, orally or in writing, which are not expressly set forth herein, and this Subscription Agreement, together with any instruments or other agreements executed simultaneously herewith, constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the Parties with respect to the subject matter hereof are merged in this Subscription Agreement, which alone fully and completely expresses their agreement. This Subscription Agreement may not be changed, modified, extended, terminated, or discharged orally, but only by an agreement in writing, which is signed by all of the Parties to this Subscription Agreement.

(j) Subscription Irrevocable. Except as set forth herein, this Subscription is irrevocable, is subject to all of the terms and provisions contained in the Subscription Agreement, and will survive the death, dissolution, or disability of the Subscriber.

(k) Limited Liability. The Company, its Affiliates, the Company’s Counsel and the Company’s applicable agents and representatives shall not be liable for taking any action pursuant to this Subscription Agreement in the absence of their respective willful misconduct or fraud.

(l). Assignability. This Agreement is not transferable or assignable by the Subscriber.

9. Certification.

Under penalties of perjury Subscriber certifies as follows:

If it has been provided, the number shown below, as Subscriber’s taxpayer’s identification number is Subscriber’s correct taxpayer identification number. Subscriber is not subject to backup withholding either because Subscriber has not been notified by the Internal Revenue Service that Subscriber is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified Subscriber that it is no longer subject to backup withholding.

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IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement as of the date first written above.

Investment Amount: $_________

Print Name of Subscriber: ________________________

Signature of Subscriber:

Individual:

____________________________

Business Entity:

By:  ___________________________
Name: ___________________________
Title:  ___________________________

Taxpayer ID Number: ________________
Date:     ________________

Address	____________________ ____________________ ____________________

Accepted and Agreed to:

DOCUMENT SECURITY SYSTEMS, INC.

By: _____________________________________
Name: Patrick White
Title: Chief Executive Officer

Date: _______________________

EXHIBIT A

PRIVATE OFFERING MEMORANDUM

EXHIBIT B

INVESTOR QUESTIONNIARE

EXHIBIT C

ESCROW AGREEMENT